UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 20, 2007
Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-113470 (Commission File Number)	76-0681190 (IRS Employer Identification No.)

3110 Hayes Road, Suite 300, Houston, Texas	77082
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 596-9988

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The disclosures required by this item are included in Items 2.01 and 2.03 of this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On July 20, 2007, Cardtronics, LP, a wholly-owned subsidiary of Cardtronics, Inc. (“Cardtronics” or the “Company”), completed the acquisition of substantially all of the assets of the ATM business of 7-Eleven, Inc. (the “7-Eleven ATM Transaction”) for total proceeds of $135.0 million, plus an adjustment for working capital. The Company funded the acquisition through the private offering of $100.0 million of senior subordinated notes (see “Issuance of Senior Subordinated Notes” included under Item 2.03 of this report, below), and additional borrowings under Cardtronics’ credit facility, as amended (see “Credit Facility Amendment” included under Item 2.03 of this report, below).
     Under the terms of the agreement, Cardtronics purchased approximately 3,500 traditional ATMs, which allow for standard ATM services such as cash withdrawal, balance inquiries, and account transfers; and 2,000 advanced-functionality Vcom™ machines, which, in addition to standard ATM services, offer more sophisticated financial services, including check cashing, money transfer, and bill payment services. The completion of this acquisition increases the number of ATMs that Cardtronics owns and/or operates from approximately 25,000 ATMs to approximately 31,000 ATMs, including Cardtronics’ United Kingdom and Mexico operations.
     Placement agreement. In conjunction with the 7-Eleven ATM Transaction, the Company executed an agreement with 7-Eleven, Inc. (the “Placement Agreement”) under which the Company was granted the exclusive right, subject to certain conditions, to install and operate ATMs and Vcom units in substantially all of the existing 7-Eleven stores in the United States, as well as any additional stores opened or acquired by 7-Eleven in the United States during the term of the agreement. The Placement Agreement has an initial term of 10 years and will expire on July 20, 2017. This agreement contains certain terms and conditions relating to the operation, maintenance, and sharing of transaction-based revenue of the ATMs and Vcom machines that are similar to placement agreements that the Company has with other major merchant customers.
     Vault Cash Agreement. In connection with the 7-Eleven ATM Transaction, the Company entered into a separate vault cash agreement with Wells Fargo, N.A. (“Wells Fargo”) to supply the cash that the Company will utilize for the operation of the acquired 5,500 ATMs and Vcom units. Under the terms of the agreement, Wells Fargo, which has historically been the vault cash provider utilized by 7-Eleven, has committed to fund up to $375.0 million at any time to support ATM withdrawals, Vcom functions, and other services that may be agreed upon from time to time. Such amount may be increased to $450.0 million during certain peak periods or under certain circumstances, which are outlined in the agreement. The additional terms of this agreement are consistent with those in the Company’s other vault cash agreements and include the following:
•	the Company will pay a fee based on the total amount of vault cash outstanding at any given time;

•	at all times, legal and equitable title of the cash will be held by Wells Fargo, and the Company will not have access or right to the cash; and

•	Wells Fargo will have the right to demand the return of all or any portion of its cash at any time upon the occurrence of certain events beyond the Company’s control, including certain bankruptcy events relating to Cardtronics or its subsidiaries, a breach of the terms of the vault cash agreement, or in order to meet its operating requirements, if necessary. However, Wells Fargo has agreed to take commercially reasonable steps to eliminate its right to demand the return of such cash for operating requirements by August 31, 2007.

Wells Fargo has the right to terminate this agreement upon 180 days notice. This agreement is expected to expire in July 2009, subject to automatic one-year renewals.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Issuance of Senior Subordinated Notes
     On July 17, 2007, the Company entered into a purchase agreement among the Company, with all of its domestic subsidiaries (the “Guarantors” and together with the Company, the “Issuers”) and Banc of America Securities LLC and BNP Paribas Securities Corp. as initial purchasers (the “Initial Purchasers”) for the sale of $100.0 million aggregate principal amount of 9 1/4 % senior subordinated notes due 2013 –– Series B (the “Notes”). On the same date, the Issuers entered into an indenture, dated as of July 20, 2007 (the “Indenture”), among the Issuers and Wells Fargo Bank, N.A., as trustee. The form and terms of the Notes are substantially the same as the form and terms of the $200.0 million senior subordinated notes issued in August 2005, except that (i) the notes issued in August 2005 have been registered with the Securities and Exchange Commission while the Notes remain subject to transfer restrictions until the Company completes an exchange offer, and (ii) the Notes were issued with Original Issue Discount. The Notes were issued and sold on July 20, 2007. The Company used the proceeds from the Notes to fund a portion of the 7-Eleven ATM Transaction and to pay fees and expenses related to the acquisition. Affiliates of the Initial Purchasers are lenders under the Company’s Credit Agreement.
     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes were issued in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) and were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act.
     On July 20, 2007, the Company executed a Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers relating to the Notes. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the SEC within 240 days after the date of the initial issuance of the Notes, and to use reasonable best efforts to cause to become effective as soon as reasonably practicable after filing but in any event no later than 360 days after the date of the initial issuance of the Notes, a registration statement with respect to an offer to exchange each of the Notes for a new issue of its debt securities registered under the Securities Act, with terms identical to those of the Notes (except for the provisions relating to the transfer restrictions and payment of additional interest). If the Company fails to satisfy its registration obligations under the registration rights agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.
Credit Facility Amendment
     On July 20, 2007, the Company entered into an amendment to its existing Credit Agreement, which was originally entered into on May 17, 2005 (the “Credit Agreement”). The amendment, which represents the seventh amendment to the Credit Agreement (the “Amendment”), provides for, among other modifications, (i) an increase in the maximum borrowing capacity under the revolver from $125.0 million to $175.0 million in order to partially finance the 7-Eleven ATM transaction and to provide additional financial flexibility; (ii) an increase in the amount of “indebtedness” (as defined in the Credit Agreement) to allow for the new issuance of the Notes described above; (iii) an extension of the term of the Credit Agreement from May 2010 to May 2012; (iv) an increase in the amount of capital expenditures the Company can incur on a rolling 12-month basis from $60.0 million to a maximum of $75.0 million; and (v) an amendment of certain restrictive covenants contained within the facility. In addition, on July 20, 2007, the Company borrowed approximately $43 million under the Credit Agreement to fund a portion of the 7-Eleven ATM Transaction.

Item 9.01. Financial Statements and Exhibits.
     (a)  Financial Statements of the Business Acquired.
7-Eleven Financial Services Business
Financial Statements for the Three Months Ended March 31, 2006 and 2007 (Unaudited)
Balance Sheets — December 31, 2006 (Restated) and March 31, 2007 (Restated and Unaudited)
Statements of Earnings (Restated and Unaudited) — Three Months Ended March 31, 2006 and 2007
Statements of Cash Flows (Restated and Unaudited) — Three Months Ended March 31, 2006 and 2007
Notes to Financial Statements (Unaudited)
(incorporated herein by reference to Exhibit 99.1 of the Company’s Amended Current Report on Form 8-K/A filed July 17, 2007 — File No. 333-113470)
Financial Statements for the Years Ended December 31, 2004, 2005 and 2006
Report of Independent Auditors
Balance Sheets (Restated) — December 31, 2005 and 2006
Statements of Earnings — Years Ended December 31, 2004, 2005 (Restated), and 2006 (Restated)
Statements of Cash Flows — Years Ended December 31, 2004, 2005 (Restated), and 2006 (Restated)
Statements of Shareholder’s Equity — Years Ended December 31, 2004, 2005 (Restated), and 2006 (Restated)
Notes to Financial Statements
(incorporated herein by reference to Exhibit 99.2 of the Company’s Amended Current Report on Form 8-K/A filed July 17, 2007 — File No. 333-113470)
     (b)  Pro Forma Financial Information.
Cardtronics, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet –– March 31, 2007
Unaudited Pro Forma Condensed Consolidated Statement of Operations –– Year Ended December 31, 2006
Unaudited Pro Forma Condensed Consolidated Statement of Operations –– Three Months Ended March 31, 2007
Unaudited Pro Forma Condensed Consolidated Statement of Operations –– Three Months Ended March 31, 2006
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(incorporated herein by reference to Exhibit 99.3 of the Company’s Amended Current Report on Form 8-K/A filed July 17, 2007 — File No. 333-113470)
     (d)  Exhibits.
10.1	Purchase and Sale Agreement, dated as of July 20, 2007, by and between Cardtronics, LP and 7-Eleven, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
July 25, 2007
(Date)

CARDTRONICS, INC.
(Registrant)

/s/ J. CHRIS BREWSTER
J. Chris Brewster
Chief Financial Officer

Exhibit Index
10.1	Purchase and Sale Agreement, dated as of July 20, 2007, by and between Cardtronics, LP and 7-Eleven, Inc.